UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Delftseplein 27E 3013 AA Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2015, LyondellBasell Industries N.V. (the “Company”) announced that the Supervisory Board of Directors has appointed Mr. Thomas Aebischer as Executive Vice President and Chief Financial Officer of the Company, effective January 1, 2016. Mr. Aebischer also will be nominated for election by shareholders to the Company’s Management Board at its 2016 annual meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K

Mr. Aebischer, age 54, joins the Company from Holcim, one of the largest cement, concrete and aggregates companies in the world, where he held a variety of positions, including Chief Financial Officer, over a nearly twenty-year career. In his role as Holcim’s CFO, Mr. Aebischer’s responsibilities included the company’s information technology, accounting and administration, investor relations, risk management and procurement functions. Earlier in his career, Mr. Aebischer held positions with PricewaterhouseCoopers and the Bern cantonal tax authorities in Switzerland.

Mr. Aebischer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Aebischer’s appointment as Executive Vice President and Chief Financial Officer, the Company and Mr. Aebischer have entered into an Employment Agreement and a Letter Agreement (collectively, the “Agreements”). The Agreements provide that Mr. Aebischer will be relocated to Houston, Texas within one year of his employment and that he will be eligible to participate in all of the plans and programs applicable to similarly situated executives. Material terms of Mr. Aebischer’s employment with the Company are summarized below.

•	Base Salary and Incentive Compensation. Mr. Aebischer will receive a base salary of $725,000 and will be eligible to participate in the Company’s compensation and benefit plans and programs for similarly situated executives, including the Company’s incentive plans. The incentive plans include the Company’s Short Term Incentive Plan (“STI”) and Long Term Incentive Plan (“LTI”). Beginning in 2016, Mr. Aebischer will have a target bonus of 85% of his base salary under the STI and a target award of 300% of his base salary under the LTI.

•	One-Time New Hire Equity Grant. Mr. Aebischer will also be eligible to receive a new hire equity grant. The total aggregate value of the award will be $1,500,000. Sixty percent, or $900,000, of this equity award will be granted as restricted stock units and forty percent, or $600,000, will be in the form of stock options that will vest in equal installments over a three-year vesting schedule.

•	Restrictive Covenants. For a period of one year following his termination of employment, Mr. Aebischer will be subject to certain restrictive covenants, including non-disclosure, non-interference and non-competition.

The foregoing descriptions of the Agreements are qualified in their entirety by reference to the full text of the Agreements, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement dated November 6, 2015, between Basell Service Company, B.V. and Thomas Aebischer.

10.2	Letter Agreement dated November 6, 2015 between Thomas Aebischer and Lyondell Chemical Company.

99.1	Press Release dated November 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: November 9, 2015	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President

EXHIBIT INDEX

10.1	Employment Agreement dated November 6, 2015, between Basell Service Company, B.V. and Thomas Aebischer.

10.2	Letter Agreement dated November 6, 2015 between Thomas Aebischer and Lyondell Chemical Company.

99.1	Press Release dated November 6, 2015.